UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012

BOWL AMERICA INCORPORATED

__________________________________________________

(Exact name of Registrant as specified in its charter)

MARYLAND	1-7829	54-0646173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

6446 Edsall Road, Alexandria, VA	22312
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (703) 941-6300

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Compensatory Arrangements

Cheryl A. Dragoo. On October 19, 2012, the Board of Directors of Bowl America Incorporated (the "Company") and Ms. Cheryl Dragoo agreed to a three-year extension of Ms. Dragoo's employment Agreement. The extended employment agreement will expire on June 28, 2015. All other terms of this extended employment agreement remain the same as Ms. Dragoo's existing employment agreement with the Company, including that she will continue as Controller, Chief Financial Officer, Senior Vice President and Assistant Treasurer of the Company; provided, however that her annual salary will remain at $156,424 for the first year of such extension, but thereafter her salary will be subject to change based on annual reviews.

Leslie H. Goldberg. On October 19, 2012, the Board of Directors of the Company and Mr. Leslie H. Goldberg agreed to a one-year extension of Mr. Goldberg's employment agreement. The extended employment agreement will expire on June 30, 2013, the end of the Company's current fiscal year. All other terms of this extended employment agreement will remain the same as Mr. Goldberg's existing employment agreement with the Company, including the following: (i) he will continue as President of the Company; (ii) his annual salary will remain at $52,000; (iii)his annual bonus will remain at 2% of the Company's consolidated annual net income prior to income taxes in excess of $2.5 million; provided, however, that for purposes of calculating any such bonus, the inclusion in net income of any gain from the sale of assets other than in the ordinary course of business will be mutually agreed upon by Mr. Goldberg and the Compensation Committee of the Company's Board of Directors; and (iv) if Mr. Goldberg leaves the employ of the Company at the termination of the agreement or becomes disabled during the term thereof so that he cannot carry on his duties as President, he will act as a consultant and will receive one-half the average of his three previous years compensation each year for ten (10) years.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

            The following exhibits are filed herewith:

10.1 Amended Employment Agreement, dated as of October 19, 2012, between the Company and Cheryl A. Dragoo.

10.2 Amended Employment Agreement, dated as of October 19, 2012, between the  Company and Leslie H. Goldberg.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOWL AMERICA INCORPORATED

Date: October 19, 2012	/s/Leslie H. Goldberg
Leslie H. Goldberg
President